EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

December 31, 2014	QUARTERLY REPORT

Dear Shareholder:

The year 2014 has been challenging in many respects, but I am pleased to report we ended on a positive note, with fourth quarter diluted earnings per share of $0.35 or an increase of $0.01 over the third quarter amount. Diluted earnings per share for the year of $1.38 were 8.0% lower than in 2013, as one of the major challenges in 2014 has been generating revenue at levels comparable to the past few years while continuing to maintain appropriate levels of credit and interest rate risk. Net interest income for 2014 was $2.3 million lower than in 2013, as a result of margin compression from declining yields on loans and securities and a reduction in the average total amount of loans outstanding. Noninterest revenue was also lower in 2014, mainly due to a reduction of $1.2 million in gains from sales of residential mortgage loans, reflecting a reduction in volume of mortgage originations in our market. Positive developments in the fourth quarter 2014 included modest loan growth and a reduction in the ratio of nonperforming assets to total assets to 1.34% from 1.45% at September 30, 2014 and 1.53% at December 31, 2013.

In the fourth quarter, we continued to repurchase shares of common stock under the plan initiated in July 2014 for the repurchase of up to 622,500 shares, or 5% of the total shares outstanding on July 16, 2014. Through December 31, 2014, 208,300 shares had been repurchased for a total cost of $4,002,000, at an average price of $19.21 per share. Dividends were $1.04 per share in 2014, up from $1.00 in 2013 and representing an annualized return of 5.03% based on the year-end closing stock price of $20.67. Our ability to repurchase shares and to pay dividends results from our very strong capital position.

Two of our executive officers, Dawn Besse and George Raup, have retired effective at the beginning of 2015. Dawn served as our Chief Credit Officer, and George was our Chief Information Officer. Both Dawn and George enjoyed long, successful banking careers, and have been significant contributors to the C&N team. Their duties have been assumed by experienced individuals who are well-prepared for their new responsibilities. Stan Dunsmore, with almost thirty years’ experience as a Commercial Lender, is our new Chief Credit Officer. Shelley D’Haene has assumed George’s prior duties, and her title has changed to Senior Operations Officer in recognition of her broadened responsibilities.

I am grateful for the opportunity to serve as Interim President, and especially thankful for the extra effort and assistance provided by our officers and employees during this transition period. Please do not hesitate to contact me if you have questions or concerns.

Mark A. Hughes
Interim President and CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Mark A. Hughes	Ann M. Tyler
Leo F. Lambert

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

DEPOSIT OPERATIONS - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 90-92 Main St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(In Thousands, Except Per Share Data) (Unaudited)

	4TH	3RD	4TH	YEARS ENDED
	QUARTER	QUARTER	QUARTER	DECEMBER 31,
	2014	2014	2013	2014	2013
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$11,468	$11,572	$11,885	$46,009	$48,914
Interest Expense	1,257	1,287	1,354	5,122	5,765
Net Interest Income	10,211	10,285	10,531	40,887	43,149
Provision for Loan Losses	123	218	1,559	476	2,047
Net Interest Income After Provision for Loan Losses	10,088	10,067	8,972	40,411	41,102
Other Income	3,802	3,887	4,124	15,420	16,451
Net Gains on Available-for-sale Securities	210	760	266	1,104	1,718
Loss on Prepayment of Borrowings	0	0	0	0	1,023
Other Noninterest Expenses	8,250	9,036	7,788	34,157	33,471
Income Before Income Tax Provision	5,850	5,678	5,574	22,778	24,777
Income Tax Provision	1,482	1,411	1,349	5,692	6,183
Net Income	$4,368	$4,267	$4,225	$17,086	$18,594

PER COMMON SHARE DATA:
Net Income - Basic	$0.36	$0.34	$0.34	$1.38	$1.51
Net Income - Diluted	$0.35	$0.34	$0.34	$1.38	$1.50
Dividend Per Share	$0.26	$0.26	$0.25	$1.04	$1.00
Number Shares Used in Computation - Basic	12,302,646	12,399,482	12,381,093	12,390,067	12,352,383
Number Shares Used in Computation - Diluted	12,325,409	12,420,000	12,415,745	12,412,050	12,382,790

CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(In Thousands, Except Per Share Data) (Unaudited)

	DEC. 31,	SEPT. 30,	DEC. 31,
	2014	2014	2013
ASSETS
Cash & Due from Banks	$36,047	$55,439	$44,619
Available-for-sale Securities	516,807	508,253	482,658
Loans Held for Sale	0	418	54
Loans, Net	623,209	621,960	635,640
Intangible Assets	11,994	12,003	12,029
Other Assets	53,906	58,460	62,695
TOTAL ASSETS	$1,241,963	$1,256,533	$1,237,695

LIABILITIES
Deposits	$967,989	$981,529	$954,516
Repo Sweep Accounts	5,537	6,765	3,385
Total Deposits and Repo Sweeps	973,526	988,294	957,901
Borrowed Funds	73,060	73,131	93,338
Other Liabilities	7,015	8,234	6,984
TOTAL LIABILITIES	1,053,601	1,069,659	1,058,223

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	183,002	182,837	180,465
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	5,281	3,940	(1,004)
Defined Benefit Plans	79	97	11
TOTAL SHAREHOLDERS' EQUITY	188,362	186,874	179,472
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,241,963	$1,256,533	$1,237,695

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data) (Unaudited)

	YEARS ENDED		%
	DECEMBER 31,		INCREASE
	2014	2013	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$17,086	$18,594	-8.11%
Return on Average Assets	1.38%	1.50%	-8.00%
Return on Average Equity	9.21%	10.25%	-10.15%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,241,963	$1,237,695	0.34%
Available-for-Sale Securities	516,807	482,658	7.08%
Loans (Net)	623,209	635,640	-1.96%
Allowance for Loan Losses	7,336	8,663	-15.32%
Deposits and Repo Sweep Accounts	973,526	957,901	1.63%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	152,505	145,954	4.49%
Trust Assets Under Management	825,918	796,115	3.74%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.38	$1.51	-8.61%
Net Income - Diluted	$1.38	$1.50	-8.00%
Dividends	$1.04	$1.00	4.00%
Common Book Value	$15.34	$14.49	5.87%
Tangible Common Book Value	$14.36	$13.51	6.29%
Market Value (Last Trade)	$20.67	$20.63	0.19%
Market Value / Common Book Value	134.75%	142.37%	-5.35%
Market Value / Tangible Common Book Value	143.94%	152.70%	-5.74%
Price Earnings Multiple	14.98	13.66	9.66%
Dividend Yield	5.03%	4.85%	3.71%
Common Shares Outstanding, End of Period	12,279,980	12,390,063	-0.89%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	14.34%	13.66%	4.98%
Nonperforming Assets / Total Assets	1.34%	1.53%	-12.42%
Allowance for Loan Losses / Total Loans	1.16%	1.34%	-13.43%
Total Risk Based Capital Ratio (a)	27.48%	26.60%	3.31%
Tier 1 Risk Based Capital Ratio (a)	26.14%	25.15%	3.94%
Leverage Ratio (a)	13.88%	13.78%	0.73%

AVERAGE BALANCES
Average Assets	$1,239,897	$1,237,096	0.23%
Average Equity	$185,469	$181,412	2.24%

(a) Capital ratios for the most recent period are estimated.